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            Consent of Independent Registered Public Accounting Firm


The Shareholders and Board of Directors of
Smith Barney Allocation Series Inc.:


We consent to the incorporation by reference, in this registration statement, of our report dated March 10, 2004, on the statements of assets and liabilities, including the schedules of investments, of the portfolios listed below of the Smith Barney Allocation Series Inc. (the "Funds") as of January 31, 2004, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.


Portfolios
----------
Global Portfolio
High Growth Portfolio
Growth Portfolio
Balanced Portfolio
Conservative Portfolio
Income Portfolio


                                                   KPMG LLP


New York, New York
May 25, 2004